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                                  EXHIBIT 23.1

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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



         We hereby consent to the use in the Joint Proxy Statement-Prospectus constituting part of this Registration Statement on Form S-4 of our report dated August 12, 1996 relating to the financial statements of SunCoast Savings and Loan, FSA, which appears in such Joint Proxy Statement-Prospectus. We also consent to the reference to us under the heading "Experts" in such Joint Proxy Statement-Prospectus.




PRICE WATERHOUSE LLP
Miami, Florida
October 1, 1996
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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



         We hereby consent to the incorporation by reference in the Joint Proxy Statement-Prospectus constituting part of this Registration Statement on Form S-4 of BankUnited Financial Corporation of our report dated October 27, 1995 appearing on page F-2 of BankUnited Financial Corporation's Annual Report on Form 10-K/A for the year ended September 30, 1995. We also consent to the reference to us under the heading "Experts" in such Joint Proxy Statement-Prospectus.



PRICE WATERHOUSE LLP


PRICE WATERHOUSE LLP
Miami, Florida
October 1, 1996